FSGBank Announces Lifting of Regulatory Enforcement Action
OCC Terminates Consent Order

CHATTANOOGA, TN, March 11, 2014 - FSGBank, N.A. (“FSGBank” or the “Bank”) today reported that the Office of the Comptroller of the Currency (the “OCC”) provided written notification of the termination of the Consent Order with FSGBank, the wholly-owned subsidiary bank of First Security Group, Inc. (NASDAQ: FSGI) (“First Security”).
“Since 2012, our Board and management team's primary goal was to effect the transformation of FSGBank into a premier community bank in East Tennessee,” said Larry Mauldin, Chairman of the Board of Directors of First Security and FSGBank. “Accomplishing this goal required three distinct tasks: raising capital, resolving the asset quality problems, and satisfying the Bank’s Consent Order. Today’s announcement establishes management’s successful execution of all three tasks.”
With the termination of the Consent Order, FSGBank is now considered “well-capitalized” under the FDIC’s prompt corrective action provisions. This designation provides FSGBank with opportunities for enhanced operational efficiencies, including within its liquidity management, mortgage operations and SBA lending operations.
“We have appreciated working with the OCC to resolve the issues identified in the Consent Order,” said Michael Kramer, First Security and FSGBank’s President and Chief Executive Officer. “The lifting of the Consent Order removes significant operational and financial constraints while enhancing our ability to execute our strategic plan. We can now direct more of our time and energy toward returning to core profitability and building long-term shareholder value.”
About FSGBank, N.A. and First Security Group, Inc.
First Security Group, Inc. is a bank holding company headquartered in Chattanooga, Tennessee, with $1.0 billion in assets. Founded in 1999, First Security’s community bank subsidiary, FSGBank, N.A. has 28 full-service banking offices along the interstate corridors of eastern and middle Tennessee and northern Georgia. In Dalton, Georgia, FSGBank operates under the name of Dalton Whitfield Bank; along the Interstate 40 corridor in Tennessee, FSGBank operates under the name of Jackson Bank & Trust. FSGBank provides retail and commercial banking services, trust and investment management, mortgage banking, financial planning, internet banking (www.FSGBank.com).
Forward-Looking Statements
This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. These forward-looking statements include, among others, an estimated goodwill impairment charge and the assumptions underlying this estimate. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by First Security with the Securities and Exchange Commission. First Security undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

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FOR FURTHER INFORMATION:
John R. Haddock, EVP & CFO
Tel: (423) 308-2075
E-mail: jhaddock@FSGBank.com